EXHIBIT 2.27

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               Common Shares Acquired by IIBV from March 25, 2006 through December 19, 2008
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      Date             Amount         Price per     Total Price Paid     Price per Share     Total Price
                   Acquired(1)       Share (R$)           (R$)              (US$)(2)          Paid (US$)
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
   06/27/2006        10,200,766        0.76273          7,780,430            0.34043          3,472,631
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   04/27/2007       105,128,284        0.96313         101,252,204           0.47414          49,846,012
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   06/26/2007        2,931,741         0.96313          2,823,648            0.49303          1,445,430
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   04/28/2008        1,602,322         111.48          178,626,857            66.03          105,796,527
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      TOTAL          2,784,929                         290,483,139                           160,560,601
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
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(1)  Acquired pursuant to the amortization resulting from the InBev Brasil -
     AmBev Merger.

(2) All purchases were made in Reais, the Brazilian currency. The amounts listed in this table in U.S. dollars represent convenience translations based on the applicable exchange rate on the day of purchase.
